Exhibit 10.10

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into by and between Zeno Management, Inc., a Delaware corporation (the “Company”) and a wholly-owned subsidiary of Zentalis Pharmaceuticals, Inc. (the “Parent”), and Ingmar Bruns. M.D., Ph.D. (“Executive”), and shall be effective as of the date of Executive’s commencement of employment with the Company (the “Effective Date”).

WHEREAS, the Company desires to employ Executive, and Executive desires to commence employment with the Company, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1.Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a)“Board” means the Board of Directors of the Parent.

(b)“Cause” means any of the following:
(i)    Executive’s unauthorized use or disclosure of confidential information or trade secrets of the Company or its affiliates, material violation of any Company policy or any material breach of a written agreement between Executive and the Company or any affiliate, including without limitation a material breach of any employment, confidentiality, non-competition, non-solicitation or similar agreement;
(ii)     Executive’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by Executive to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States);
(iii)     Executive’s gross negligence or willful misconduct;
(iv)     Executive’s willful or repeated failure to substantially perform assigned duties;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(v)    any act of fraud, embezzlement, misappropriation or dishonesty committed by Executive against the Company or its affiliates;
(vi)    any misconduct (including acts, omissions or statements that constitute misconduct) by Executive which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or its affiliates; or
(vii)    Executive’s failure to maintain any license, registration, certification or similar authorization required by the Company or under appliable law to perform the duties of Executive’s position.
Provided, however, that prior to the determination that “Cause” under clauses (i), (iii), (iv),(vi), or (vii) of this Section 1(b) has occurred, the Company shall (A) provide to Executive in writing, in reasonable detail, the reasons for the determination that such “Cause” exists, and (B) afford Executive [***] days opportunity to remedy any such breach, unless the Company determines in good faith that it is not remediable or not remediable in a timely fashion.
The foregoing definition shall not in any way preclude or restrict the right of the Company or any successor or affiliate thereof to discharge or dismiss Executive for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Cause.

(c)“Change in Control” shall have the meaning ascribed to such term in the Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan. Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any amount hereunder that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event shall only constitute a Change in Control for purposes of the payment timing of such amount if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(d)“Change in Control Period” means the period that is ninety (90) days prior to and twenty-four (24) months following the occurrence of a Change in Control.

(e)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations and other interpretive guidance issued thereunder.

(f)“Good Reason” means the occurrence of any of the following events or conditions without Executive’s written consent:

(i)a material reduction in Executive’s authority, duties or responsibilities that represents a substantial reduction in his position or responsibilities as in

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

effect immediately prior thereto, except in connection with the termination of Executive’s services for Cause, as a result of his Permanent Disability or death, or by Executive other than for Good Reason;

(ii)a reduction in Executive’s annual base salary of [***];

(iii)the Company requiring Executive (without Executive’s consent) to be based at any place outside a [***] radius of his then-current place of employment with the Company prior to any such relocation, except for reasonably required travel on the Company’s business; or

(iv)any material breach by the Company or any affiliate of its obligations to Executive under any applicable employment or services agreement between Executive and the Company or such affiliate.

Executive must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without Executive’s written consent within [***] days of the occurrence of such event. The Company or any successor or affiliate shall have a period of [***] days to cure such event or condition after receipt of written notice of such event from Executive. Executive’s Separation from Service by reason of resignation from employment with the Company for Good Reason must occur within [***] days following the expiration of the foregoing [***] day cure period.

(g)“Involuntary Termination” means (i) Executive’s Separation from Service by reason of Executive’s discharge by the Company other than for Cause, or (ii) Executive’s Separation from Service by reason of Executive’s resignation of employment with the Company for Good Reason. Executive’s Separation from Service by reason of Executive’s death or discharge by the Company following Executive’s Permanent Disability shall not constitute an Involuntary Termination.

(h)Executive’s “Permanent Disability” shall be deemed to have occurred if Executive shall become physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder with or without a reasonable accommodation for a period of [***] days or for [***] days in any [***] period. The existence of Executive’s Permanent Disability shall be determined by the Company on the advice of a physician chosen by the Company and the Company reserves the right to have Executive examined by a physician chosen by the Company at the Company’s expense.

(i)“Separation from Service,” with respect to Executive, means Executive’s “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h).

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(j)“Stock Awards” means all stock options, restricted stock and such other awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof, including the Initial Option.

2.Services to Be Rendered.

(a)Duties and Responsibilities. Executive shall serve as Chief Medical Officer of the Company. In the performance of such duties, Executive shall report directly to, and shall be subject to, the direction of the Chief Executive Officer of the Company (the “Supervising Officer”), and to such limits upon Executive’s authority as the Supervising Officer may from time to time impose. In the event of the Supervising Officer’s unavailability or incapacity, Executive shall report directly to the Board. Executive hereby consents to serve as an officer and/or director of the Company, Parent or any subsidiary or affiliate thereof without any additional salary or compensation, if so requested by the Board or the Supervising Officer. Executive shall be employed by the Company on a full-time basis. Executive shall work remotely from his home office in [***]. Executive will also be expected to travel to the Company’s locations as needed in connection with his duties, provided that the expenses incurred by Executive related to such travel shall be reimbursed by the Company in accordance with Section 3(d). Executive shall be subject to and comply with the policies and procedures generally applicable to senior executives of the Company to the extent the same are not inconsistent with any term of this Agreement.

(b)Exclusive Services. Executive shall at all times faithfully, industriously and to the best of his ability, experience and talent perform all of the duties that may be assigned to Executive hereunder and shall devote substantially all of his productive time and efforts to the performance of such duties. Subject to the terms of the Proprietary Information and Inventions Agreement referred to in Section 5(b), this shall not preclude Executive from (i) serving on industry, trade, civic or charitable boards or committees; or (ii) managing personal, family and other investments; provided that such activities do not interfere with his duties to the Company, as determined in good faith by the Supervising Officer or the Board.

3.Compensation and Benefits. The Company shall pay or provide, as the case may be, to Executive the compensation and other benefits and rights set forth in this Section 3.

(a)Base Salary. The Company shall pay to Executive an annual base salary of $530,000, payable in accordance with the Company’s usual pay practices (and in any event no less frequently than monthly). Executive’s base salary shall be subject to review for increase annually by and at the sole discretion of the Board or its designee.

(b)Annual Bonus. Executive shall participate in any annual bonus plan that the Board or its designee may approve for the senior executives of the Company. In addition to Executive’s base salary, Executive may be eligible to earn, for each fiscal year of the Company ending during the term of Executive’s employment with the Company, an annual cash

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

performance bonus under the Company’s bonus plan, as approved from time to time by the Board. Executive’s target bonus under any such annual bonus plan shall be fifty percent (50%) of Executive’s base salary actually paid for the year to which such annual bonus relates (the “Target Bonus”). Executive’s actual annual bonus will be determined on the basis of Executive’s and/or the Company’s or its affiliates’ attainment of financial or other performance criteria established by the Board or its designee in accordance with the terms and conditions of such bonus plan. Executive’s bonus, to the extent earned, will be paid no later than the March 15th of the year following the year to which the bonus relates. Except as otherwise provided in this Agreement, Executive must be employed by the Company on the date of payment of such annual bonus in order to be eligible to receive such annual bonus. Executive hereby acknowledges and agrees that nothing contained herein confers upon Executive any right to an annual bonus in any year, and that whether the Company pays Executive an annual bonus and the amount of any such annual bonus will be determined by the Company in its sole discretion. Executive’s annual bonus for 2024 will be pro-rated to reflect the portion of the year that Executive is employed by the Company.

(c)Benefits. Executive shall be entitled to participate in benefits under the Company’s benefit plans and arrangements, including, without limitation, any employee benefit plan or arrangement made available in the future by the Company to its senior executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. The Company shall have the right to amend or delete any such benefit plan or arrangement made available by the Company to its senior executives and not otherwise specifically provided for herein.

(d)Expenses. The Company shall reimburse Executive for reasonable out-of-pocket business expenses incurred in connection with the performance of his duties hereunder, subject to such policies as the Company may from time to time establish, and Executive furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures.

(e)Paid Time Off. Executive shall be entitled to such periods of paid time off (“PTO”) each year as provided from time to time under the Company’s PTO policy and as otherwise provided for senior executives; provided, however, that Executive shall be entitled to a minimum of twenty (20) days of PTO per year.

(f)Equity Awards.

(i)    As soon as practicable following the Effective Date, subject to the approval of the Board or its designee, Executive will be granted stock options (the “Initial Options”) to purchase 712,650 shares of common stock of Parent. The Initial Options will have an exercise price equal to the fair market value of Parent’s common stock on the date of grant. The Initial Options will be subject to the terms and conditions of the equity plan pursuant to which they will be granted and Executive’s award agreement. The Initial Options shall vest over

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

a period of four (4) years following the Effective Date, with twenty-five percent (25%) of the Initial Options vesting on the first anniversary of the Effective Date, and the remaining Initial Options vesting in equal monthly installments over the three (3) years thereafter, subject to Executive’s continued employment or service through the applicable vesting date.

(ii)    Subject to the approval of the Board or the Compensation Committee of the Board, Executive will be eligible for annual equity awards on such terms as determined by the Board or the Compensation Committee of the Board.

(g)Other Benefit Plans. Executive shall be entitled to participate in any other employee benefit plan that is generally available to senior executives of the Company. Except as otherwise provided in this Agreement, Executive’s participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan.

(h)Certain Payments by the Company. Executive is entitled to receive certain cash payments intended to gross-up Executive for certain taxes, under the circumstances set forth in, and subject to the terms and conditions of, Appendix I hereto.

(i)[***].

4.Severance.

(a)At-Will Employment; Termination. The Company and Executive acknowledge that Executive’s employment is and shall continue to be at-will, as defined under applicable law, and that Executive’s employment with the Company may be terminated by either party at any time for any or no reason, with or without notice. In the event of Executive’s termination of employment for any reason, the Company shall pay to Executive his fully earned but unpaid base salary, when due, through the date of Executive’s Separation from Service at the rate then in effect, accrued and unused PTO, plus all other benefits, if any, under any Company group retirement plan, nonqualified deferred compensation plan, equity award plan or agreement, health benefits plan or other Company group benefit plan to which Executive may be entitled pursuant to the terms of such plans or agreements at the time of Executive’s Separation from Service (the “Accrued Obligations”). If Executive’s employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in this Agreement. Executive’s employment under this Agreement shall be terminated immediately on the death of Executive.

(b)Severance Upon Involuntary Termination Outside Change in Control Period. Subject to Sections 4(e) and 9(o) and Executive’s continued compliance with Section 5, if Executive’s employment is Involuntarily Terminated, and such Involuntary Termination does not occur during the Change in Control Period, Executive shall be entitled to receive, in lieu of

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

any severance benefits to which Executive may otherwise be entitled under any severance plan or program of the Company, the benefits provided below:

(i)    Executive shall be entitled to receive severance pay in an amount equal to (A) Executive’s monthly base salary as in effect immediately prior to the date of Executive’s Involuntary Termination, multiplied by (B) twelve (12), which amount shall be payable in a lump sum [***] days following the date of Executive’s Involuntary Termination;

(ii)    Executive shall be entitled to receive Executive’s annual bonus for the prior fiscal year to the extent earned and not yet paid as of the date of Executive’s Involuntary Termination, which annual bonus will be determined based on actual performance for such prior fiscal year in accordance with the applicable bonus plan, which annual bonus shall be payable when bonuses are payable to the Company’s employees generally for such prior fiscal year, but in all events prior to March 15 of the calendar year in which Executive’s Involuntary Termination occurs;

(iii)Executive shall be entitled to receive Executive’s Target Bonus for the year in which Executive’s Involuntary Termination occurs, prorated for the portion of the year that has elapsed prior to the date of Executive’s Involuntary Termination, which amount shall be payable in a lump sum [***] days following the date of Executive’s Involuntary Termination;

(iv)Executive shall be entitled to receive an additional amount equal to Executive’s Target Bonus for the year in which Executive’s Involuntary Termination occurs, which amount shall be payable in a lump sum [***] days following the date of Executive’s Involuntary Termination;

(v)For the period beginning on the date of Executive’s Involuntary Termination and ending on the date which is twelve (12) full months following the date of Executive’s Involuntary Termination (or, if earlier, (A) the date on which the applicable continuation period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) expires or (B) the date Executive becomes eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self-employment) (such period, the “COBRA Coverage Period”), if Executive and/or his eligible dependents who were covered under the Company’s health insurance plans as of the date of Executive’s Involuntary Termination elect to have COBRA coverage and are eligible for such coverage, the Company shall pay for or reimburse Executive on a monthly basis for an amount equal to (1) the monthly premium Executive and/or his covered dependents, as applicable, are required to pay for continuation coverage pursuant to COBRA for Executive and/or his eligible dependents, as applicable, who were covered under the Company’s health plans as of the date of Executive’s Involuntary Termination (calculated by reference to the premium as of the date of Executive’s Involuntary Termination) less (2) the amount Executive would have had to pay to receive group health coverage for Executive and/or his covered dependents, as applicable, based

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

on the cost sharing levels in effect on the date of Executive’s Involuntary Termination. If any of the Company’s health benefits are self-funded as of the date of Executive’s Involuntary Termination, or if the Company cannot provide the foregoing benefits in a manner that is exempt from Section 409A (as defined below) or that is otherwise compliant with applicable law (including, without limitation, Section 2716 of the Public Health Service Act), instead of providing the payments or reimbursements as set forth above, the Company shall instead pay to Executive the foregoing monthly amount as a taxable monthly payment for the COBRA Coverage Period (or any remaining portion thereof). Executive shall be solely responsible for all matters relating to continuation of coverage pursuant to COBRA, including, without limitation, the election of such coverage and the timely payment of premiums. Executive shall notify the Company immediately if Executive becomes eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self-employment; and

(vi)    Such portion of the unvested Stock Awards held by Executive as of the date of Executive’s Involuntary Termination the vesting of which is time-based as would have vested during the twelve (12) month period following the date of Executive’s Involuntary Termination had Executive remained in continuous service with the Company during such period will become fully vested and, if applicable, exercisable, and all restrictions and rights of repurchase thereon shall lapse with respect to all of the shares of the Company’s common stock subject thereto effective on the date of termination. With respect to any outstanding and vested portion of the Initial Option (after giving effect to any accelerated vesting as provided in this clause (vi) ), Executive shall be eligible to exercise the vested portion of the Initial Option for a period of twenty-four (24) months following the date of Executive’s Involuntary Termination (but in no event beyond the Initial Option’s maximum term or expiration date). For the avoidance of doubt, the accelerated vesting of any Stock Awards that are performance-based shall be governed by the terms of the applicable equity plan and stock award agreement pursuant to which they were granted. The foregoing provisions are hereby deemed to be a part of each Stock Award and to supersede any less favorable provision in any agreement or plan regarding such Stock Award (and, for the avoidance of doubt, if any Stock Award is subject to more favorable vesting pursuant to any agreement or plan regarding such Stock Award, such more favorable provisions shall continue to apply and shall not be limited by this clause (vi)).

(c)Severance Upon Involuntary Termination During Change in Control Period. Subject to Sections 4(e) and 9(o) and Executive’s continued compliance with Section 5, if Executive’s employment is Involuntarily Terminated, and such Involuntary Termination occurs during the Change in Control Period, then in lieu of the payments and benefits described in Section 4(b) above, Executive shall be entitled to receive, in lieu of any severance benefits to which Executive may otherwise be entitled under any severance plan or program of the Company, the benefits provided below:

(i)    Executive shall be entitled to receive severance pay in an amount equal to (A) Executive’s monthly base salary as in effect immediately prior to the date of

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Executive’s Involuntary Termination, multiplied by (B) twelve (12), which amount shall be payable in a lump sum [***] days following the date of Executive’s Involuntary Termination;

(ii)    Executive shall be entitled to receive Executive’s annual bonus for the prior fiscal year to the extent earned and not yet paid as of the date of Executive’s Involuntary Termination, which annual bonus will be determined based on actual performance for such prior fiscal year in accordance with the applicable bonus plan, which annual bonus shall be payable when bonuses are payable to the Company’s employees generally for such prior fiscal year, but in all events prior to March 15 of the calendar year in which Executive’s Involuntary Termination occurs;

(iii)    Executive shall be entitled to receive Executive’s Target Bonus for the year in which Executive’s Involuntary Termination occurs, prorated for the portion of the year that has elapsed prior to the date of Executive’s Involuntary Termination, which amount shall be payable in a lump sum [***] days following the date of Executive’s Involuntary Termination;

(iv)    Executive shall be entitled to receive an additional amount equal to Executive’s Target Bonus for the year in which Executive’s Involuntary Termination occurs, which amount shall be payable in a lump sum [***] days following the date of Executive’s Involuntary Termination;

(v)For the period beginning on the date of Executive’s Involuntary Termination and ending on the date which is twelve (12) full months following the date of Executive’s Involuntary Termination (or, if earlier, (A) the date on which the applicable continuation period under COBRA expires or (B) the date Executive becomes eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self-employment) (such period, the “CIC COBRA Coverage Period”), if Executive and/or his eligible dependents who were covered under the Company’s health insurance plans as of the date of Executive’s Involuntary Termination elect to have COBRA coverage and are eligible for such coverage, the Company shall pay for or reimburse Executive on a monthly basis for an amount equal to (1) the monthly premium Executive and/or his covered dependents, as applicable, are required to pay for continuation coverage pursuant to COBRA for Executive and/or his eligible dependents, as applicable, who were covered under the Company’s health plans as of the date of Executive’s Involuntary Termination (calculated by reference to the premium as of the date of Executive’s Involuntary Termination) less (2) the amount Executive would have had to pay to receive group health coverage for Executive and/or his covered dependents, as applicable, based on the cost sharing levels in effect on the date of Executive’s Involuntary Termination. If any of the Company’s health benefits are self-funded as of the date of Executive’s Involuntary Termination, or if the Company cannot provide the foregoing benefits in a manner that is exempt from Section 409A (as defined below) or that is otherwise compliant with applicable law (including, without limitation, Section 2716 of the Public Health Service Act), instead of providing the payments or reimbursements as set forth above, the Company shall instead pay to

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Executive the foregoing monthly amount as a taxable monthly payment for the CIC COBRA Coverage Period (or any remaining portion thereof). Executive shall be solely responsible for all matters relating to continuation of coverage pursuant to COBRA, including, without limitation, the election of such coverage and the timely payment of premiums. Executive shall notify the Company immediately if Executive becomes eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self-employment; and

(vi)To the extent such Involuntary Termination occurs within ninety (90) days prior to a Change in Control or at any time following a Change in Control, all unvested Stock Awards held by Executive as of the date of Executive’s Involuntary Termination the vesting of which is time-based will become fully vested and, if applicable, exercisable, and all restrictions and rights of repurchase thereon shall lapse with respect to all of the shares of the Company’s common stock subject thereto effective on the later of (x) the date of termination or (y) the date of the Change in Control. For the avoidance of doubt, if Executive’s Involuntary Termination occurs prior to a Change in Control, then any unvested portion of Executive’s outstanding Stock Awards will remain outstanding for ninety (90) days following the date of termination (or, if earlier, until the occurrence of a Change in Control) so that any vesting acceleration benefits provided under this clause (vi) can be provided if a Change in Control occurs within ninety (90) days following such termination (provided that in no event will a Stock Award remain outstanding beyond the Stock Award’s maximum term or expiration date), and in such case, if no Change in Control occurs within ninety (90) days following Executive’s termination, any unvested portion of Executive’s Stock Awards automatically will be forfeited without having vested. With respect to any outstanding and vested portion of the Initial Option (after giving effect to any accelerated vesting as provided in this clause (vi)), Executive shall be eligible to exercise the vested portion of the Initial Option for a period of twenty-four (24) months following the date of Executive’s Involuntary Termination (but in no event beyond the Initial Option’s maximum term or expiration date). For the avoidance of doubt, the accelerated vesting of any Stock Awards that are performance-based shall be governed by the terms of the applicable equity plan and stock award agreement pursuant to which they were granted. The foregoing provisions are hereby deemed to be a part of each Stock Award and to supersede any less favorable provision in any agreement or plan regarding such Stock Award (and, for the avoidance of doubt, if any Stock Award is subject to more favorable vesting pursuant to any agreement or plan regarding such Stock Award, such more favorable provisions shall continue to apply and shall not be limited by this clause (vi)).

(d)Termination for Cause, Voluntary Resignation Without Good Reason, Death or Termination for Permanent Disability. In the event of Executive’s termination of employment as a result of Executive’s discharge by the Company for Cause, Executive’s resignation without Good Reason, Executive’s death or Executive’s termination of employment following Executive’s Permanent Disability, the Company shall not have any other or further obligations to Executive under this Agreement (including any financial obligations) except that Executive shall be entitled to receive the Accrued Obligations. The foregoing shall be in addition

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

to, and not in lieu of, any and all other rights and remedies which may be available to the Company under the circumstances, whether at law or in equity.

(e)    Release. As a condition to Executive’s receipt of any post-termination benefits pursuant to Sections 4(b) and 4(c) above, Executive shall execute and not revoke a general release of all claims in favor of the Company and its affiliates (the “Release”) in substantially the form attached hereto as Exhibit A. In the event the Release does not become effective within the [***] day period following the date of Executive’s Involuntary Termination, Executive shall not be entitled to the aforesaid payments and benefits.

(f)    Exclusive Remedy. Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of Executive’s rights to salary, severance, benefits, bonuses and other amounts hereunder (if any) accruing after the termination of Executive’s employment shall cease upon such termination. In the event of Executive’s termination of employment with the Company, Executive’s sole remedy shall be to receive the payments and benefits described in this Section 4. In addition, Executive acknowledges and agrees that, except as specifically provided herein, he is not entitled to any reimbursement by the Company for any taxes payable by Executive as a result of the payments and benefits received by Executive pursuant to this Section 4, including, without limitation, any excise tax imposed by Section 4999 of the Code. Any payments made to Executive under this Section 4 shall be inclusive of any amounts or benefits to which Executive may be entitled pursuant to the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101 et seq., and the Department of Labor regulations thereunder, or any similar state statute.

(g)    No Mitigation. Except as otherwise provided in Sections 4(b)(v) or 4(c)(v) above, Executive shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by Executive as the result of employment by another employer or self-employment or by retirement benefits; provided, however, that loans, advances or other amounts owed by Executive to the Company may be offset by the Company against amounts payable to Executive under this Section 4.

(h)    Termination of Offices and Directorships; Return of the Company’s Property. Upon termination of the Executive’s employment for any reason, unless otherwise specified in a written agreement between the Executive and the Company, the Executive shall be deemed to have resigned from all offices, directorships, and other employment positions, if any, then held with or on behalf of the Parent, the Company or affiliates of the Parent or the Company, and shall take all actions reasonably requested by the Company to effectuate the foregoing. In addition, in the event of Executive’s termination of employment for any reason, the Company shall have the right, at its option, to require Executive to vacate his offices prior to or on the effective date of separation and to cease all activities on the Company’s behalf. Upon Executive’s termination of employment in any manner, as a condition to Executive’s receipt of any severance benefits described in this Agreement, Executive shall immediately surrender to the

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Company all lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company. Executive shall deliver to the Company a signed statement certifying compliance with this Section 4(h) prior to the receipt of any severance benefits described in this Agreement.

5.Certain Covenants.

(a)[Reserved].

(b)Confidential Information. Executive and the Company have entered into the Company’s standard proprietary information and inventions assignment agreement (the “Proprietary Information and Inventions Agreement”), a copy of which is attached hereto as Exhibit B. Executive agrees to perform each and every obligation of Executive therein contained.

(c)Solicitation of Employees. During the term of Executive’s employment or service and for one (1) year thereafter (the “Restricted Period”), Executive will not, either directly or through others, solicit or attempt to solicit any employee, independent contractor or consultant of the Company or its affiliates to terminate his relationship with the Company or its affiliates in order to become an employee, consultant or independent contractor to or for any other person or entity, or otherwise encourage or solicit any employee of the Company or its affiliates to leave the Company or such affiliates for any reason or to devote less than all of any such employee’s efforts to the affairs of the Company; provided that the foregoing shall not affect any responsibility Executive may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

(d)Solicitation of Consultants. Executive shall not during the term of Executive’s employment or service and for the Restricted Period, directly or indirectly, hire, solicit or encourage to cease work with the Company or any of its affiliates any consultant then under contract with the Company or any of its affiliates.

(e)Nondisparagement. Subject to Section 5(i) below, Executive agrees that neither he nor anyone acting by, through, under or in concert with his shall disparage or otherwise communicate negative statements or opinions about the Company, Parent, or their respective board members, officers, employees or businesses. The Company agrees that neither its board members nor officers, nor the Board members or officers of Parent, shall disparage or otherwise communicate negative statements or opinions about Executive. Except as may be required by law, neither Executive, nor any member of Executive’s family, nor anyone else acting by, through, under or in concert with Executive will disclose to any individual or entity (other than Executive’s legal or tax advisors) the terms of this Agreement. Notwithstanding the foregoing, nothing herein shall restrict Executive from making truthful statements in response to a court order or lawful subpoena, to a governmental agency, or which by law cannot be subject

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

to a nondisparagement covenant. Further, nothing herein shall prevent Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful.

(f)Rights and Remedies Upon Breach. If Executive breaches or threatens to commit a breach of any of the provisions of this Section 5 (the “Restrictive Covenants”), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

(i)    Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide adequate remedy to the Company; and

(ii)    Accounting and Indemnification. The right and remedy to require Executive (A) to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive or any associated party deriving such benefits as a result of any such breach of the Restrictive Covenants; and (B) to indemnify the Company against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys’ fees and court costs, which may be incurred by them and which result from or arise out of any such breach or threatened breach of the Restrictive Covenants. Prior to Executive having any obligation under this Section 5(f)(ii), the Company must obtain a final, unappealable order or judgment in a court of competent jurisdiction holding that Executive breached one or more of the Restrictive Covenants.

(g)Severability of Covenants/Blue Penciling. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. Executive hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of the breadth of their geographic scope or the length of their term.

(h)Enforceability in Jurisdictions. The Company and Executive intend to and do hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

of such scope or otherwise, it is the intention of the Company and Executive that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

(i)Whistleblower Provision; Other Protected Activity. Nothing herein shall be construed to prohibit Executive from (i) communicating directly with, cooperating with, or providing information to, any government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the National Labor Relations Board or the U.S. Department of Justice or (ii) discussing or disclosing information about conduct, or the existence of a settlement involving conduct, that Executive reasonably believes under state, federal, or common law to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, unlawful, or that is recognized as against a clear mandate of public policy, where the conduct occurred at the workplace, at work-related events coordinate by or through an employer, between employees, or between an employer and employee, whether on or off the employment premises. Executive acknowledges that the Company has provided Executive with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (iii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the proprietary information to Executive’s attorney and use the proprietary information in the court proceeding, if Executive files any document containing the proprietary information under seal, and does not disclose the proprietary information, except pursuant to court order.

(i)Definitions. For purposes of this Section 5, the term “Company” means not only Zeno Management, Inc., but also Parent as well as any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Zeno Management, Inc.

6.Insurance; Indemnification.

(a)Insurance. The Company shall have the right to take out life, health, accident, “key-man” or other insurance covering Executive, in the name of the Company and at the Company’s expense in any amount deemed appropriate by the Company. Executive shall assist the Company in obtaining such insurance, including, without limitation, submitting to any required examinations and providing information and data required by insurance companies.

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b)Indemnification. Executive will be provided with indemnification against third party claims related to his work for the Company to the maximum extent permitted by Delaware law. The Company shall provide Executive with directors and officers liability insurance coverage at least as favorable as that which the Company may maintain from time to time for senior executives.

7.Arbitration. Any dispute, claim or controversy based on, arising out of or relating to Executive’s employment or this Agreement shall be settled by final and binding arbitration in Boston, Massachusetts before a single neutral arbitrator in accordance with the JAMS Employment Arbitration Rules and Procedures (the “Rules”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The Rules may be found online at www.jamsadr.com and will be provided to Executive upon request. If the parties are unable to agree upon an arbitrator, one shall be appointed by JAMS in accordance with its Rules. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; provided, however, Executive and the Company agree that, to the extent permitted by law, the arbitrator may, in such arbitrator’s discretion, award reasonable attorneys’ fees to the prevailing party. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, JAMS administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company. This Section 7 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive’s employment; provided, however, that Executive shall retain the right to file administrative charges with or seek relief through any government agency of competent jurisdiction, and to participate in any government investigation, including but not limited to (a) claims for workers’ compensation, state disability insurance or unemployment insurance; (b) administrative claims brought before any state or federal governmental authority; provided, however, that any appeal from an award or from denial of an award of wages and/or waiting time penalties shall be arbitrated pursuant to the terms of this Agreement; and (c) claims for administrative relief from the United States Equal Employment Opportunity Commission and/or any similar state agency in any applicable jurisdiction; provided, further, that Executive shall not be entitled to obtain any monetary relief through such agencies other than workers’ compensation benefits or unemployment insurance benefits. This Agreement shall not limit either party’s right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests pending the outcome of arbitration, including without limitation injunctive relief, in any court of competent jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. Both Executive and the Company expressly waive their right to a jury trial.

8.General Relationship. Executive shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers’ compensation, industrial accident, labor and taxes.

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

9.Miscellaneous.

(a)Modification; Prior Claims. This Agreement and the Proprietary Information and Inventions Agreement (and the other documents referenced therein) set forth the entire understanding of the parties with respect to the subject matter hereof, and supersede all existing agreements between them concerning such subject matter, including any offer letter between the Company and Executive. This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

(b)Assignment; Assumption by Successor. The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

(c)Survival. The covenants, agreements, representations and warranties contained in or made in Sections 4, 5, 6, 7 and 9 of this Agreement shall survive Executive’s termination of employment.

(d)Third-Party Beneficiaries. Except as expressly set forth herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

(e)Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

(f)Section Headings. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(g)Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by email, telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Executive at the address listed on the Company’s personnel records and to the Company at its principal place of business, or such other address as either party may specify in writing.

(h)Severability. All Sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein.

(i)Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Except as provided in Sections 5 and 7, any suit brought hereon shall be brought in the state or federal courts sitting in Boston, Massachusetts, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by Massachusetts law.

(j)Non-transferability of Interest. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

(k)Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word “person” shall include any corporation, firm, partnership or other form of association.

(l)Counterparts; Facsimile or .pdf Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(m)    Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

(n)    Withholding and Other Deductions. All compensation payable to Executive hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

(o)    Code Section 409A.

(i)    This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the severance payments payable under Section 4 shall be paid no later than the later of: (A) the fifteenth (15th) day of the third month following Executive’s first taxable year in which such amounts are no longer subject to a substantial risk of forfeiture, and (B) the fifteenth (15th) day of the third month following first taxable year of the Company in which such amounts are is no longer subject to substantial risk of forfeiture, as determined in accordance with Code Section 409A and any Treasury Regulations and other guidance issued thereunder. To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Each series of installment payments made under this Agreement is hereby designated as a series of “separate payments” within the meaning of Section 409A of the Code. For purposes of this Agreement, all references to Executive’s “termination of employment” shall mean Executive’s Separation from Service.

(ii)If Executive is a “specified employee” (as defined in Section 409A of the Code), as determined by the Company in accordance with Section 409A of the Code, on the date of Executive’s Separation from Service, to the extent that the payments or benefits under this Agreement are subject to Section 409A of the Code and the delayed payment or distribution of all or any portion of such amounts to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred pursuant to this Section 9(o)(ii) shall be paid or distributed to Executive in a lump sum on the earlier of (A) the date that is six (6)-months following Executive’s Separation from Service, (B) the date of Executive’s death or (C) the earliest date as is permitted under Section 409A of the Code. Any remaining payments due under the Agreement shall be paid as otherwise provided herein.

(iii)    To the extent applicable, this Agreement shall be interpreted in accordance with the applicable exemptions from Section 409A of the Code. If Executive and the Company determine that any payments or benefits payable under this Agreement intended to comply with Sections 409A(a)(2), (3) and (4) of the Code do not comply with Section 409A of the Code, Executive and the Company agree to amend this Agreement, or take such other actions as Executive and the Company deem reasonably necessary or appropriate, to comply with the

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

requirements of Section 409A of the Code and the Treasury Regulations thereunder (and any applicable transition relief) while preserving the economic agreement of the parties. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner that no payments payable under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code.

(iv)    Any reimbursement of expenses or in-kind benefits payable under this Agreement shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of Executive’s taxable year following the taxable year in which Executive incurred the expenses. The amount of expenses reimbursed or in-kind benefits payable during any taxable year of Executive’s shall not affect the amount eligible for reimbursement or in-kind benefits payable in any other taxable year of Executive’s, and Executive’s right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit.

[SIGNATURE PAGE FOLLOWS]

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

ZENO MANAGEMENT, INC.

By: /s/ Andrea Paul
Name: Andrea Paul
Title: Chief Legal Officer & Corp. Secretary

EXECUTIVE

By: /s/ Ingmar Bruns, M.D., Ph.D.
Name: Ingmar Bruns, M.D., Ph.D.

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

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EXHIBIT A
GENERAL RELEASE OF CLAIMS

[Exhibit A omitted in accordance with Item 601(a)(5) of Regulation S-K]
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EXHIBIT B

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

[Exhibit B omitted in accordance with Item 601(a)(5) of Regulation S-K]
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APPENDIX I

CERTAIN PAYMENTS BY THE COMPANY

1.Gross-Up Payment. Notwithstanding any other provision to the contrary contained in the Agreement or in any other plan, arrangement or agreement to which Executive is a party or which is applicable to Executive, if it shall be determined that any Payment (as defined below) will be subject to the Excise Tax (as defined below), then Executive shall be entitled to receive an additional cash payment (the “Gross-Up Payment”) from the Company (or its successor) equal to the sum of the Excise Tax payable by Executive plus an amount such that, after payment by Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including without limitation, any federal, state or local income or employment taxes on the Gross-Up Payment and the Excise Tax imposed upon the Gross-Up Payment, but excluding any income or employment taxes imposed on the Payment itself, Executive retains an amount of the Gross-Up Payment such that Executive is in the same after-tax position as if the Excise Tax had not been imposed.

2.Determinations. Subject to the provisions of Section 3 below, all determinations required to be made under this Appendix I, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determination, shall be made by an independent accounting firm or consulting group with nationally recognized standing and substantial expertise and experience in making such determinations retained by the Company prior to the occurrence of a Change in Control for purposes of making the determinations in this Appendix I (the “280G Firm”). The 280G Firm shall provide detailed supporting calculations to the Company and Executive within fifteen (15) business days of the receipt of notice from Executive that there has been a Payment or such earlier time as is requested by the Company. All fees and expenses of the 280G Firm shall be borne solely by the Company. Any determination by the 280G Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the 280G Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made in accordance with this Appendix I (the amount of such Gross-Up Payments not made, the “Underpayment”), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies pursuant to Section 3 below and Executive is thereafter required by a taxing authority to make a payment of any Excise Tax as the result of an Underpayment, the 280G Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.
3.Claims by Taxing Authority. Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment or that there has been an Underpayment. Such notification shall be given as soon as practicable, but no later than [***] days after Executive is informed in
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writing of such claim. Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30)-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that the Company desires to contest such claim, Executive shall:
a.give the Company any information reasonably requested by the Company relating to such claim;
b.take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

c.cooperate with the Company in good faith in order to effectively contest such claim; and
d. permit the Company to participate in any proceedings relating to such claim;
provided, however, that the Company shall bear and pay directly all costs and expenses (including any attorney’s fees and additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 3, the Company shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, pay the tax claimed to the appropriate taxing authority on behalf of Executive and direct Executive to sue for a refund or to contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction, and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company pays such claim and directs Executive to sue for a refund, the Company shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such payment or with respect to any imputed income in connection with such payment; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to a Gross-Up Payment payable hereunder, and Executive shall be entitled to settle or contest, as the
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case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

4.Refunds. If, after the receipt by Executive of a Gross-Up Payment or payment by the Company of an amount on Executive’s behalf in connection with a claim pursuant to Section 3 above, Executive becomes entitled to receive any refund with respect to the Excise Tax to which such Gross-Up Payment relates or with respect to such claim, Executive shall (subject to the Company’s complying with the requirements of Section 3 above, if applicable) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after payment by the Company of an amount on Executive’s behalf pursuant to Section 3 above, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

5.Payment of the Gross-Up Payment. Any Gross-Up Payment, as determined pursuant to this Appendix I, shall be paid by the Company to Executive within ten (10) days of the receipt of the 280G Firm’s determination that such a Gross-Up Payment is required; provided that the Gross-Up Payment shall in all events be paid no later than the end of Executive’s taxable year next following Executive’s taxable year in which the Excise Tax (and any income or other related taxes or interest or penalties thereon) on a Payment is remitted to the Internal Revenue Service or any other applicable taxing authority or, in the case of amounts relating to a claim described in Section 3 above that does not result in the remittance of any federal, state, local, and foreign income, excise, social security, and other taxes, the calendar year in which the claim is finally settled or otherwise resolved. Notwithstanding any other provision of this Agreement, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of Executive, all or any portion of any Gross-Up Payment, and Executive hereby consents to such withholding.

6.Certain Definitions. The following terms shall have the following meanings for purposes of this Agreement:
a.“Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.
b.“Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of Executive, whether paid or payable pursuant to the Plan or this Agreement or otherwise.

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